Exhibit 99.1

[Missing Graphic Reference]	Press Release

For Immediate News Release
July 14, 2010

Mission West Properties Announces Second Quarter 2010 Operating Results

Cupertino, CA – Mission West Properties, Inc. (NASDAQ: MSW) reported today that Funds From Operations (“FFO”) for the quarter ended June 30, 2010 was approximately $16,559,000, or $0.16 per diluted common share, (considering the potential effect of all O.P. units being exchanged for shares of the Company’s common stock) as compared to approximately $14,189,000, or $0.13 per diluted common share, for the same period in 2009. Realized gain from investment in marketable securities accounted for approximately $2,215,000, or $0.02 per diluted common share, and litigation proceeds accounted for approximately $903,000, or $0.01 per diluted common share, for the quarter ended June 30, 2010. Unrealized gain from investment in marketable securities accounted for approximately $2,433,000, or $0.02 per diluted common share, for the quarter ended June 30, 2009. A net increase in the provision related to the Hellyer Avenue Limited Partnership litigation accounted for approximately $1,300,000 in interest expense, or ($0.01) per diluted common share, for the quarter ended June 30, 2009. On a sequential quarter basis, FFO for the quarter ended March 31, 2010 was approximately $0.16 per diluted common share. For the six months ended June 30, 2010, FFO increased to $33,066,000, or $0.31 per diluted common share, from FFO of $26,259,000, or $0.25 per diluted common share, for the six months ended June 30, 2009. Realized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share for the six months ended June 30, 2010.

Net income for the quarter ended June 30, 2010 was approximately $10,041,000 as compared to approximately $7,189,000 for the quarter ended June 30, 2009. Net income per diluted share available to common stockholders was approximately $0.11 for the quarter ended June 30, 2010 compared to $0.08 for the quarter ended June 30, 2009, a per share increase of approximately 38%. Net income for the six months ended June 30, 2010 was approximately $20,185,000 as compared to approximately $12,823,000 for the six months ended June 30, 2009. For the six months ended June 30, 2010, net income per diluted share available to common stockholders was $0.22, up from $0.15 a year ago, a per share increase of approximately 47%. Realized gain from investment in marketable securities and litigation proceeds accounted for approximately $0.05 per diluted common share for the six months ended June 30, 2010.

The Company’s cost of marketable securities was approximately $6,610,000. During the holding period, the Company received approximately $298,000 in cash dividends. In the second quarter of 2010, the Company sold all of its marketable securities realizing a net cash gain of approximately $9,601,000.

Company Profile

Mission West Properties, Inc. operates as a self-managed, self-administered and fully integrated REIT engaged in the management, leasing, marketing, development and acquisition of commercial R&D properties, primarily located in the Silicon Valley portion of the San Francisco Bay Area. Currently, the Company manages 112 properties totaling approximately 8.1 million rentable square feet. For additional information, please contact Investor Relations at 408-725-0700.

The matters described herein contain forward-looking statements.  Such statements can be identified by the use of forward-looking terminology such as “will,” “anticipate,” “estimate,” “expect,” “intends,” or similar words.  Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company’s control, which may cause material differences in actual results, performance or other expectations.  These factors include, but are not limited to, the ability to complete acquisitions under the Berg Land Holdings Option Agreement with the Berg Group and other factors detailed in the Company’s registration statements, and periodic filings with the Securities & Exchange Commission.

MISSION WEST PROPERTIES, INC.
SELECTED FINANCIAL DATA
(In thousands, except share, per share and property data amounts)

	Three Months Ended Jun 30, 2010	Three Months Ended Jun 30, 2009	Six Months Ended Jun 30, 2010	Six Months Ended Jun 30, 2009
OPERATING REVENUES:
Rental income	$20,670	$20,424	$41,484	$41,080
Tenant reimbursements	4,042	4,315	8,483	9,115
Other income	1,204	302	1,862	622
Total operating revenues	25,916	25,041	51,829	50,817

OPERATING EXPENSES:
Operating and maintenance	3,088	3,921	6,032	6,475
Real estate taxes	3,424	3,351	6,643	6,748
General and administrative	563	623	1,081	1,154
Depreciation and amortization	6,057 (1)	6,334 (1)	11,978	12,279
Total operating expenses	13,132	14,229	25,734	26,656

Operating income	12,784	10,812	26,095	24,161

OTHER INCOME (EXPENSES):
Equity in earnings of unconsolidated joint venture	147	75	224	164
Interest and dividend income	-	1,125	50	1,065
Realized gain from investment	2,215	-	2,215	-
Unrealized gain (loss) from investment	-	2,433	1,852	(324)
Interest expense	(4,778)	(7,085)	(9,627)	(11,891)
Interest expense – related parties	(327)	(171)	(624)	(352)
Net income	10,041	7,189	20,185	12,823

Net income attributable to noncontrolling interests	(7,581)	(5,404)	(15,267)	(9,607)
Net income available to common stockholders	$2,460	$1,785	$4,918	$3,216

Net income per share to common stockholders:
Basic	$0.11	$0.08	$0.22	$0.15
Diluted	$0.11	$0.08	$0.22	$0.15
Weighted average shares of common stock (basic)	21,957,654	21,766,343	21,919,632	21,691,029
Weighted average shares of common stock (diluted)	22,123,527	21,899,906	22,090,313	21,835,545
Weighted average O.P. units outstanding	83,326,965	83,508,833	83,362,225	83,584,147

FUNDS FROM OPERATIONS
Funds from operations	$16,559	$14,189	$33,066	$26,259
Funds from operations per share (2)	$0.16	$0.13	$0.31	$0.25
Outstanding common stock	21,959,070	21,770,211	21,959,070	21,770,211
Outstanding O.P. units	83,326,965	83,504,965	83,326,965	83,504,965
Weighted average O.P. units and common stock outstanding (diluted)	105,450,492	105,408,739	105,452,538	105,419,692

FUNDS FROM OPERATIONS CALCULATION	Three Months Ended Jun 30, 2010	Three Months Ended Jun 30, 2009	Six Months Ended Jun 30, 2010	Six Months Ended Jun 30, 2009
Net income	$10,041	$7,189	$20,185	$12,823
Add:
Depreciation and amortization	6,556	6,994	12,963	13,411
Depreciation and amortization in unconsolidated joint venture	60	60	119	119
Less:
Noncontrolling interests in joint ventures	(98)	(54)	(201)	(94)
Funds from operations	$16,559	$14,189	$33,066	$26,259

Funds From Operations (“FFO”) is a non-GAAP financial measurement used by real estate investment trusts (“REITs”) to measure and compare operating performance. As defined by NAREIT, FFO represents net income (loss) (computed in accordance with GAAP, accounting principles generally accepted in the United States of America), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustments for unconsolidated partnerships and joint ventures. Management considers FFO to be an appropriate supplemental measure of the Company’s operating and financial performance because when compared year over year, it reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs, providing a perspective not immediately apparent from net income. In addition, management believes that FFO provides useful information about the Company’s financial performance when compared to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs. FFO should neither be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flows provided by operating activities determined in accordance with GAAP. FFO is not comparable to similarly entitled items reported by other REITs that do not define them exactly as we define FFO.

PROPERTY AND OTHER DATA:	Three Months Ended Jun 30, 2010	Three Months Ended Jun 30, 2009	Six Months Ended Jun 30, 2010	Six Months Ended Jun 30, 2009
Total properties, end of period	112	111	112	111
Total square feet, end of period	8,088,923	8,047,569	8,088,923	8,047,569
Average monthly rental revenue per square foot (3)	$1.31	$1.29	$1.32	$1.29
Occupancy for leased properties	64.1%	66.1%	64.1%	66.1%
Straight-line rent	$9	$238	$(228)	$560
Leasing commissions	$445	$204	$445	$320
Capital expenditures	$-	$-	$-	$-

LEASE ROLLOVER SCHEDULE:

Year	# of Leases	Rentable Square Feet		2010 Base Rent (5)
2010	9	197,285	(4)	$2,832,921
2011	15	739,221		11,312,732
2012	15	1,015,838		15,383,370
2013	7	460,320		6,150,363
2014	15	1,301,930		22,685,061
2015	8	620,801		9,873,161
2016	3	160,600		3,421,708
2017	5	349,949		4,955,733
Thereafter	3	284,756		5,869,497
Total	80	5,130,700		$82,484,546

BALANCE SHEETS
	June 30, 2010	December 31, 2009

Assets
Investments in real estate:
Land	$324,563	$320,911
Buildings and improvements	799,849	799,649
Real estate related intangible assets	3,240	3,240
Total investments in properties	1,127,652	1,123,800
Accumulated depreciation and amortization	(216,131)	(204,153)
Net investments in properties	911,521	919,647
Investment in unconsolidated joint venture	3,901	3,828
Net investments in real estate	915,422	923,475
Cash and cash equivalents	5,465	986
Restricted cash	89	197
Restricted investment in marketable securities	-	12,069
Deferred rent receivables	18,483	18,711
Other assets, net	32,944	30,951
Total assets	$972,403	$986,389

Liabilities and Equity
Liabilities:
Mortgage notes payable	$312,508	$318,818
Mortgage note payable – related parties	7,996	8,261
Note payable – related parties	27,771	9,325
Revolving line of credit	-	14,466
Interest payable	1,478	1,573
Security deposits	4,871	4,849
Deferred rental income	5,860	6,539
Dividends and distributions payable	15,793	15,791
Accounts payable and accrued expenses	10,455	9,638
Total liabilities	386,732	389,260

Commitments and contingencies.

Equity: (6)
Stockholders’ equity:
Common stock, $.001 par value	22	22
Additional paid-in capital	171,275	170,606
Distributions in excess of accumulated earnings	(27,452)	(25,784)
Total stockholders’ equity	143,845	144,844
Noncontrolling interests in operating partnerships	441,826	452,285
Total equity	585,671	597,129
Total liabilities and equity	$972,403	$986,389

(1)
Includes approximately $301 and $159 in amortization expense for the three months ended June 30, 2010 and 2009, respectively, and $461 and $319 in amortization expense for the six months ended June 30, 2010 and 2009, respectively, for the amortization of in-place lease value intangible asset pursuant to the Business Combinations Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”).

(2)	Calculated on a fully diluted basis. Assumes conversion of O.P. units outstanding into the Company’s common stock.

(3)
Average monthly rental revenue per square foot has been determined by taking the cash base rent for the period divided by the number of months in the period, and then divided by the average occupied square feet in the period.

(4)	Excludes five month-to-month leases for approximately 53,000 rentable square feet.

(5)	Base rent reflects cash rent.

(6)	Reflects adoption of the Consolidation Topic of the FASB ASC.